UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2005
Movie Gallery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 West Main Street Dothan, Alabama (Address of principal executive offices)	36301 (Zip Code)
(334) 677-2108
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.
     On July 29, 2005, the Board of Directors of Movie Gallery, Inc. (the “Company”) approved the amendment and restatement of the Movie Gallery, Inc. Code of Business Conduct and Ethics (the “Code”). The Code is applicable to all employees of the Company and its subsidiaries and affiliates, including but not limited to the Company’s principal executive officer, principal financial officer and principal accounting officer. The purpose of the amendments is to incorporate certain “best practices” from the previously used code of conduct of Hollywood Entertainment Corporation, which the Company acquired in April 2005, and to clarify certain provisions to take into account certain administrative changes and current business practices. There are no material substantive changes to the Code. The amendments to the Code do not result in any waiver, explicit or implicit, from any provision of the Code as in effect prior to the Board’s action to amend and restate the Code.
     A copy of the revised Code is filed as an exhibit to this Form 8-K. The revised Code will be posted to the Company’s website at www.moviegallery.com.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits.

14	Movie Gallery, Inc. Code of Business Conduct and Ethics

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.
Date: August 3, 2005
	BY:	/s/ S. Page Todd
S. Page Todd Executive Vice President, Secretary and General Counsel

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
14	Code of Business Conduct and Ethics